UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2008

THE TORO COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8111 Lyndale Avenue South Bloomington, Minnesota (Address of principal executive offices)	55420 (Zip Code)

Registrant’s telephone number, including area code:  (952) 888-8801

                        Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 16, 2008, the rights agreement between The Toro Company and Wells Fargo Bank, NA (f/k/a Norwest Bank of Minnesota) dated as of May 20, 1998, as amended, and the related rights to purchase Series B Junior Participating Voting Preferred Stock, expired by their terms.  Accordingly, on June 17, 2008, our Board of Directors adopted (i) a resolution to eliminate the Series B Junior Participating Voting Preferred Stock from our Certificate of Incorporation, and (ii) a Restated Certificate of Incorporation to reflect the elimination of the Series B Junior Participating Voting Preferred Stock.  A copy of the Restated Certificate of Incorporation is filed as Exhibit 3.1 to this Form 8-K and is incorporated by reference into this Item 5.03.

Also on June 17, 2008, our Board of Directors adopted amendments to our Bylaws to increase the notice period and expand the information required to be provided by a shareholder who submits a nomination for election to our Board of Directors or other proposal for business to be brought before a meeting of shareholders.  The amendments increase the standard advance notice period for shareholder nominations or proposals to not less than 90 days and not more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders, as compared to the prior advance notice period of not less than 45 days and not more than 90 days.  In addition, the amendments require a shareholder who submits a nomination or other proposal to disclose, among other things, information about the proposed nominee and his or her relationships with the shareholder submitting the nomination, information about any agreements, arrangements or understandings the shareholder may have with the proposed nominee or other parties relating to the nomination or other proposal, and information about the interests that the shareholder has related to Toro and our shares, including as a result of, among other things, derivative securities, voting arrangements, short positions or other interests.  A shareholder who submits a nomination or proposal is required to update the information previously disclosed as of the record date for the meeting of shareholders and as of the date that is eight business days prior to the date of the meeting of shareholders.  A copy of our Amended and Restated Bylaws is attached as Exhibit 3.2 to this Form 8-K and is incorporated by reference into this Item 5.03.

As described in our proxy statement for our 2008 Annual Meeting of Shareholders, which was filed with the SEC on January 31, 2008, our 2009 Annual Meeting of Shareholders is expected to be held on March 18, 2009.  If a shareholder wishes to make a proposal to be included in our proxy statement for our 2009 Annual Meeting, our Vice President, Secretary and General Counsel must receive the proposal no later than the close of business on December 11, 2008, unless the date of our 2009 Annual Meeting is delayed by more than 30 calendar days, and the proposal must satisfy the requirements of the proxy rules promulgated by the SEC.

Under our Amended and Restated Bylaws, if a shareholder wishes to nominate a candidate for election to our Board of Directors at our 2009 Annual Meeting or to propose any other business to be brought before our 2009 Annual Meeting, the shareholder must give complete and timely written notice to our Vice President, Secretary and General Counsel not later than December 11, 2008 nor earlier than November 11, 2008.  If the date of our 2009 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of our 2008 Annual Meeting, a shareholder’s notice must be delivered not earlier than the 120th day nor later than the 90th day prior to our rescheduled meeting, or the tenth day following the day on which we first make public announcement of our rescheduled meeting.  A shareholder’s notice must contain specific information required by our Amended and Restated Bylaws.  Copies of our Amended and Restated Bylaws are available upon request to our Assistant General Counsel and Assistant Secretary at 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196, by telephone at 888/237-3054, or by email to invest@toro.com, or may be obtained through the SEC’s website at www.sec.gov.  If a shareholder’s nomination or proposal is not timely and properly made in accordance with the procedures set forth in our Amended and Restated Bylaws, it may not be brought before our 2009 Annual Meeting.  If the nomination or proposal is nonetheless brought before our 2009 Annual Meeting and the Chair of the meeting does not exercise the power and duty to declare that such non-complying nomination or proposal shall be disregarded, the persons named in the proxy may use their discretionary voting with respect to the nomination or proposal.

The summary information set forth in this Form 8-K regarding our Restated Certificate of Incorporation and our Amended and Restated Bylaws is qualified in its entirety by reference to the full text of those documents, copies of which are filed as Exhibits 3.1 and 3.2 to this Form 8-K and are incorporated herein by reference.

Section 9  —  Financial Statements and Exhibits

Item 9.01                                    Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
3.1	The Toro Company Restated Certificate of Incorporation
3.2	The Toro Company Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TORO COMPANY
(Registrant)

Date: June 17, 2008	By:/s/ Timothy P. Dordell
Timothy P. Dordell
Vice President, Secretary and General Counsel

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
3.1	The Toro Company Restated Certificate of Incorporation
3.2	The Toro Company Amended and Restated Bylaws